Exhibit 99.1
UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of:	)
FirstMerit Bank, N.A.	)
Akron, Ohio	)

CONSENT ORDER
     The Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiner, has supervisory authority over FirstMerit Bank, N.A., Akron, Ohio (“Bank”).
     The Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a “Stipulation and Consent to the Issuance of a Consent Order,” dated November 20, 2006 that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order (“Order”) by the Comptroller.
     Pursuant to the authority vested in it by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:
ARTICLE I
COMPLIANCE COMMITTEE
     (1) Within thirty (30) days of the date of this Order, the Board shall appoint a Compliance Committee of at least three (3) directors. Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller.

The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Order.
     (2) The Compliance Committee shall meet at least monthly.
     (3) Within sixty (60) days of the date of this Order and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:
(a)	a description of the action needed to achieve full compliance with each Article of this Order;

(b)	actions taken to comply with each Article of this Order; and

(c)	the results and status of those actions.
     (4) The Board shall forward a copy of the Compliance Committee’s report, including a written discussion of actions they have or will take in response to the report, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.
     (5) The Board shall ensure that their actions are implemented, and shall require the Compliance Committee to monitor and address accomplishment of those actions in future reports.
ARTICLE II
BANK SECRECY ACT COMPLIANCE FUNCTION
     (1) Within sixty (60) days of the date of this Order, the Board shall determine whether any changes are needed regarding the Bank’s BSA Officer, including the responsibilities, authority, structure, independence or skills of the BSA Officer. In particular, the Board shall ensure that the BSA Officer has sufficient training, authority, and skill to perform his/her assigned responsibilities.

     Within ninety (90) days of the date of this Order, the Board shall determine whether any changes are needed regarding the Bank’s BSA Officer’s supporting staff, including staffing levels, responsibilities, authority, structure, independence, competencies, or capabilities of the BSA Officer’s supporting staff.
ARTICLE III
BANK SECRECY ACT INTERNAL CONTROLS
     (1) Within one hundred twenty (120) days of the date of this Order, in response to the risks assessed as set forth in this Article, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for compliance with Bank Secrecy Act (“BSA”), as amended (31 U.S.C. §§ 5311 et seq.), the regulations promulgated thereunder at 31 C.F.R. Part 103, as amended, and 12 C.F.R. Part 21, Subparts B and C, and the rules and regulations of the Office of Foreign Assets Control (“OFAC”) (collectively referred to as the “Bank Secrecy Act” or “BSA”) and for the appropriate identification and monitoring of transactions that pose greater than normal risk for compliance with the BSA. This program shall include the following:
(a)	enhanced policies and procedures for identifying and monitoring transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

(b)	enhanced policies and procedures for recording, maintaining, and recalling information about transactions that pose greater than normal risk for compliance with the Bank Secrecy Act;

(c)	well-defined policies and procedures for investigating and resolving transactions that have been identified as posing greater than normal risk for compliance with the Bank Secrecy Act; including the designation of responsibility for account closing decisions to the BSA officer.

(d)	reasonable procedures for the opening of new accounts that provides for collecting customers’ identifying information, verifying customers’ identification, maintaining identification records, and determining whether customers appear on any list of suspected terrorists or terrorist organizations;

(e)	enhanced controls and procedures to ensure that suspicious and large currency transactions are identified and reported;

(f)	procedures to identify and report to appropriate management personnel:
(i)	frequent or large volume cash deposits or wire transfers to or from offshore or domestic entities or individuals;

(ii)	wire transfers that are deposited into several accounts;

(iii)	receipt and disbursement of wire transfers without an apparent bona fide business reason;

(iv)	receipt and disbursement of wire transfers that are suspicious or inconsistent with the customers’ business;

(v)	receipt and disbursement of currency or monetary instruments that are suspicious or inconsistent with the customers’ business; and

(vi)	accounts opened in the name of or for the benefit of a financial institution or foreign bank, as defined in 31 C.F.R. § 103.11.

     (2) Within one hundred twenty (120) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to customer due diligence procedures that:
(a)	are commensurate with the bank’s BSA/AML risk profile, paying particular attention to high-risk customers;

(b)	contain a clear statement of management’s overall expectations and establish specific staff responsibilities, including who is responsible for reviewing or approving changes to a customer’s risk rating or profile, as applicable;

(c)	ensure that the bank possesses sufficient customer information to implement an effective suspicious activity monitoring system;

(d)	provide guidance for documenting analysis associated with the due diligence process, including guidance for resolving issues when insufficient or inaccurate information is obtained; and

(e)	ensure the bank maintains current customer information.
     (3) Within one hundred twenty (120) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to enhanced due diligence procedures for all accounts that pose greater than normal risk for compliance with the Bank Secrecy Act, including non-bank financial institutions and cash-intensive businesses as those terms are used in the FFIEC Bank Secrecy Act/Anti-Money Laundering Examination Manual, that provide for:
(a)	an assessment of the potential risk posed by the account relationship;

(b)	adequate and ongoing due diligence on the account relationships; and

(c)	the appropriate consideration of these account relationships within the bank’s suspicious activity monitoring and reporting systems.
     (4) Within one hundred twenty (120) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to provide for the application of appropriate thresholds for monitoring all types of transactions, accounts, customers, products, services, and geographic areas that pose greater than normal risk for compliance with the Bank Secrecy Act. At a minimum, this written program shall establish:
(a)	meaningful thresholds for filtering accounts and customers for further monitoring, review, and analyses;

(b)	an analysis of the filtering thresholds established by the Bank; and

(c)	periodic testing and monitoring of thresholds for their appropriateness to the Bank’s customer base, products, services, and geographic area.
     (5) Within one hundred twenty (120) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank maintenance of an integrated, accurate system for all Bank areas to produce periodic reports designed to identify unusual or suspicious activity, including patterns of activity, to monitor and evaluate unusual or suspicious activity, and to maintain accurate information needed to produce these reports.
(a)	The Bank’s system shall be able to link related accounts, countries of origin, location of the customers’ businesses and residences to evaluate patterns of activity;

(b)	The Bank shall maintain, either manually or through the Bank’s electronic information systems, a list of all accounts associated with a relationship, a country or politically exposed persons (“PEPs”);

(c)	The periodic reports shall include reports on all high risk accounts that are newly-established, renewed or modified:

(d)	The periodic reports shall include reports on any type of subpoena received by the Bank and on any law enforcement inquiry directed to the Bank and any action taken by the Bank on the affected account; and

(e)	The periodic reports shall include reports deemed necessary or appropriate by the BSA Officer or the Bank.
     (6) The BSA Officer or his/her designee shall periodically review, not less than each calendar year, all account documentation, including customer account opening, due diligence information, and a reasonable amount of transaction activity, for all high risk accounts and the related accounts of those customers at the Bank to determine whether the account activity is consistent with the customer’s business and the stated purpose of the account.
     (7) The Bank shall consider not opening any account for a customer and shall consider closing any existing account of a customer if the information available to the Bank indicates that the customer’s relationship with the Bank would be detrimental to the reputation of the Bank.
     (8) The Board shall ensure that the Bank has processes, personnel, and control systems to implement and adhere to the program developed pursuant to this Article.

ARTICLE IV
BANK SECRECY ACT TRAINING
     (1) Within one hundred twenty (120) days of the date of this Order, the Board shall develop, implement, and thereafter ensure Bank adherence to a comprehensive training program for all appropriate operational, supervisory, and audit personnel to ensure their awareness of their responsibility for compliance with the requirements of the OFAC and the Bank Secrecy Act, including the reporting requirements associated with Suspicious Activity Reports (“SARs”) pursuant to 12 C.F.R. Part 21, Subpart B, regardless of the size of the relationship or type of customer involved.
     (2) This comprehensive training program shall include strategies for mandatory attendance, the frequency of training, procedures and timing for updating training programs and materials, and the method for delivering training.
ARTICLE V
BANK SECRECY ACT AUDIT
     (1) Within one hundred twenty (120) days of the date of this Order, the Board, or a designated committee of the Board, shall ensure that the Bank adheres to an independent, internal audit program that is sufficient to evaluate the Bank’s compliance with all applicable BSA laws, rules, and regulations, including the timely review and testing of high-risk areas.
     (2) Within one hundred twenty (120) days of the date of this Order, the Board, or a designated committee of the Board, shall expand the Bank’s existing BSA audit program and procedures to include periodic review and validation of transaction monitoring thresholds established pursuant to paragraph (4) of Article III of this Order.
ARTICLE VI
REVIEW OF PAST WIRE TRANSFER ACTIVITY
     (1) Within one hundred eighty (180) days of the date of this Order, the Board shall ensure that a review is performed of the Bank’s wire activity between January 1, 2006 and June 30, 2006, for the purpose of identifying any unusual or suspicious wire transfer transactions that may have occurred.
     (2) The Bank shall immediately file SARs, in accordance with 12 C.F.R. § 21.11, for any previously unreported suspicious activity identified during this review.
     (3) Within ten (10) days after completion of the review required by paragraph (1) of this Article, the Board shall provide to the Assistant Deputy Comptroller a listing of the SARs filed by the Bank in accordance with paragraph (2) of this Article.
ARTICLE VII
CLOSING
     (1) Although the Board is by this Order required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Assistant Deputy Comptroller, the Board has the ultimate responsibility for proper and sound management of the Bank.

     (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon it by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.
     (3) Any time limitations imposed by this Order shall begin to run from the effective date of this Order. Such time limitations may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.
     (4) The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller.
     (5) In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:
(a) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;
(b) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;
(c) follow-up on any non-compliance with such actions in a timely and appropriate manner; and
(d) require corrective action be taken in a timely manner of any non-compliance with such actions.

     (6) This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.
     (7) The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.
IT IS SO ORDERED, this 20th day of November 2006.

/s/ Jennifer Kelly
Jennifer Kelly
Deputy Comptroller
Midsize and Credit Card Bank Supervision